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                                                                       Exhibit 5

                     [Letterhead of Protective Life Corporation]




                                   August 3, 1998



Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223



     I have acted as counsel to Protective Life Corporation, a Delaware corporation (the "Company") in connection with the acquisition by the Company of United Dental Care, Inc., a Delaware Corporation ("UDCI"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 10, 1998, as amended as of March 17, 1998 and as of July 8, 1998, among the Company, PLC Merger Subsidiary Corporation and UDCI. The Company has prepared a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed issuance by the Company of certain shares of the Company's Common Stock, par value $.50 per share (the "Shares") (together with the attached Preferred Share Purchase Rights, "Common Stock"), pursuant to the Merger Agreement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, (i) the Registration Statement, including the Proxy Statement/Prospectus; (ii) the Restated Articles of Incorporation of the Company and the Certificates of Amendment thereto; (iii) the Bylaws of the Company, as amended; (iv) the Rights Agreement dated as of August 7, 1995, by and between the Company and AmSouth Bank, as Rights Agent; (v) the Merger Agreement; (vi) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement; (vii) a specimen certificate evidencing the Common Stock; and (viii) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

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Protective Life Corporation
Page 2
August 3, 1998


     As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of certain public officials, officers and other representatives of the Company, and others.

     For purposes of this opinion, I have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will be effective; (ii) the Merger Agreement will be approved by the UDCI stockholders; (iii) the Articles of Merger, which will give effect to the Merger, will be properly filed with the Secretary of State of the State of Delaware; (iv) the transactions contemplated by the Merger Agreement will be consummated; and
(v) the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock and will conform to the specimen thereof examined by me.

     I am admitted to the bar in the State of Alabama. This opinion is limited in scope to the effect of the laws of the State of Alabama, the laws of the United States of America, and the laws of the State of Delaware as applied to general corporate matters, and I express no opinion herein as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the conditions to the Merger set forth in the Merger Agreement have been satisfied and the Merger has been effected in accordance therewith, the Shares issued in exchange for shares of capital stock of UDCI pursuant to the Merger will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,


                                             /s/ Deborah J. Long
                                             General Counsel